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                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                            TELEPHONE: (212) 839-5300
                            FACSIMILE: (212) 839-5599

                                                            July 27, 1999

CMA Multi-State Municipal Series Trust
800 Scudders Mill Road
Plainsboro, NJ  08536


Ladies and Gentlemen:

     We have acted as counsel for CMA Multi-State Municipal Series Trust, a business Trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), in connection with the registration of an indefinite number of shares of beneficial interest, par value $0.10 per share, of the Trust (the "Shares") under the Securities Act of 1933, as amended, pursuant to the following registration statements on Form N-1A of the Trust: CMA Arizona Municipal Money Fund (File No. 33-54492), CMA California Municipal Money Fund (File No. 33-20580), CMA Connecticut Municipal Money Fund (File No. 33-38833), CMA Massachusetts Municipal Money Fund (File No. 33-34610), CMA Michigan Municipal Money Fund (File No. 33-38834), CMA New Jersey Municipal Money Fund (File No. 33-34609), CMA New York Municipal Money Fund (File No. 33-20463), CMA North Carolina Municipal Money Fund (File No. 33-38780), CMA Ohio Municipal Money Fund (File No. 33-38835) and CMA Pennsylvania Municipal Money Fund (File No. 33-34608) Such registration statements are collectively referred to as (the "Registration Statement").

         As counsel for the Trust, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Trust, the By-Laws of the Trust and such other documents as we have deemed relevant to the matters referred to in this opinion.

         In rendering this opinion, we have relied as to matters of Massachusetts law upon an opinion of Bingham Dana LLP rendered to the Trust.

         Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of beneficial interest, except that Shareholders of the Trust may under certain circumstances be held personally liable for the Trust's obligations.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

                                                       Very truly yours,

                                                       /s/ Brown & Wood LLP